UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2015

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381		20-8325616
(Commission File Number)		(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2015, the board of directors (the “Board”) of FluoroPharma Medical, Inc. (the “Company”) accepted the resignation of Mr. Johan M. (Thijs) Spoor as its Chief Executive Officer and appointed Dr. Thomas H. Tulip, the Company’s President, to serve in such role. Dr. Tulip joined the Company as President in October of this year.  Mr. Spoor also resigned his position as Chairman of the Board but will continue to serve as a member of the Board. Walter Witoshkin has accepted the role of interim Chairman of the Board. Mr. Witoshkin has been a member of the Board since 2011.

The employment agreement of Dr. Tulip was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 8, 2015 and is incorporated herein by reference. A copy of the press release announcing the appointment and resignation contained herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
10.1*	Employment Agreement dated October 5, 2015 by and between the Company and Thomas H. Tulip.
99.1	Press Release dated December 29, 2015.

* Incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 29, 2015

FLUOROPHARMA MEDICAL, INC.

By: /s/ Thomas H. Tulip Name Thomas H. Tulip Title: President and Chief Executive Officer